                                                                 EXHIBIT 4.12(b)


================================================================================

                               SERIES 2000-1 A-RI
                         SUPPLEMENTAL ISSUANCE AGREEMENT


                           DATED AS OF AUGUST 16, 2000

                                       TO

                         POOLING AND SERVICING AGREEMENT

                         DATED AS OF SEPTEMBER 24, 1993

                                      AMONG

                        GAYLORD RECEIVABLES CORPORATION,
                                AS THE TRANSFEROR


                         GAYLORD CONTAINER CORPORATION,
                             AS THE INITIAL SERVICER

                                       AND

                     MANUFACTURERS AND TRADERS TRUST COMPANY
                                 AS THE TRUSTEE


================================================================================

                                  $125,000,000

                        GAYLORD RECEIVABLES MASTER TRUST
                         SERIES 2000-1 A-RI CERTIFICATE


                                                 Series 2000-1 A-RI Supplemental
                                                              Issuance Agreement



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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION  1.02   Incorporation of Terms and Conditions
                of Pooling and Servicing Agreement.............................3

                                   ARTICLE II
                             DESIGNATION; HOLDER OF
                         SERIES 2000-1 A-RI CERTIFICATE

SECTION  2.01   Designation....................................................3
SECTION  2.02   Collateral Agent as Holder.....................................4

                                   ARTICLE III
                      CONDITIONS TO ISSUANCE OF CERTIFICATE

SECTION  3.01   Conditions to Issuance.........................................4

                                   ARTICLE IV
                               PAYMENTS; MATURITY

SECTION  4.01   Payment of Interest............................................6
SECTION  4.02   Payment of Principal...........................................6
SECTION  4.03   Maturity; Extension of Maturity................................6

                                    ARTICLE V
                            CERTAIN MATTERS RELATING

SECTION  5.01   Class A-RI Initial Invested Amount; Ratable
                Principal Amount...............................................7
SECTION  5.02   Stated Amount of Series 2000-1 A-RI Certificate................7
SECTION  5.03   Increase of the Ratable Principal Amount.......................7
SECTION  5.04   Decrease of the Ratable Principal Amount.......................8
SECTION  5.05   Restrictions on Issuance of Certain Additional Series of
                Investor Certificates..........................................9




                                                 Series 2000-1 A-RI Supplemental
                                       i                      Issuance Agreement



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                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION  6.01   Governing Law..................................................9
SECTION  6.02   Execution in Counterparts......................................9
SECTION  6.03   Effect of Unenforceable Provisions............................10
SECTION  6.04   Reporting Requirements........................................10
SECTION  6.05   Accuracy of Information Memorandum............................10
SECTION  6.06   Liens on Transferred Assets...................................10
SECTION  6.07   Third-Party Beneficiaries.....................................11


                                                Series 2000-1 A-RI Supplemental
                                       ii                    Issuance Agreement



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         THIS SERIES 2000-1 A-RI SUPPLEMENTAL ISSUANCE AGREEMENT, dated as of
August 16, 2000 (this "Agreement"), is made by and among GAYLORD RECEIVABLES CORPORATION, a Delaware corporation, as Transferor ("GRC"), GAYLORD CONTAINER CORPORATION, a Delaware corporation (in its individual capacity, "Gaylord"), as initial Servicer (in such capacity, together with any successor in such capacity, the "Servicer"), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee (in such capacity, together with any successor in such capacity, the "Trustee").

                                   BACKGROUND:

         1. Pursuant to the Pooling and Servicing Agreement, dated as of September 24, 1993 (as heretofore amended and as further amended, supplemented or otherwise modified from time to time and as supplemented hereby, the "Pooling and Servicing Agreement"), among GRC, the Servicer and the Trustee, GRC may from time to time direct the Trustee to cause the Trust to issue one or more series of Class A-RI Certificates representing certain beneficial interests in the Trust.

         2. Pursuant to this Agreement, GRC and the Trustee shall hereby create a Series 2000-1 of Class A-RI Certificates and specify certain terms thereof herein.

                                    ARTICLE I
                                   DEFINITIONS


         SECTION 1.01 Definitions. (a) Capitalized terms that are used herein but are not defined have the meanings that Appendix A to the Pooling and Servicing Agreement ascribes to such terms. Terms set forth in clause (b) below that also appear in such Appendix A shall, for purposes of Series 2000-1, have the meanings set forth below.

         (b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Certificate Issuance Date" means August 16, 2000.

         "Closing Date" has the meaning ascribed thereto in the Revolving Credit Agreement.

         "Collateral Agent" has the meaning ascribed thereto in the Revolving Credit Agreement.

         "Commitment Termination Date" has the meaning ascribed thereto in the Revolving Credit Agreement.

         "Facility Agent" has the meaning ascribed thereto in the Revolving Credit Agreement.



                                                Series 2000-1 A-RI Supplemental
                                                             Issuance Agreement




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         "First Scheduled Principal Payment Date" has the meaning set forth in
Section 4.02.

         Information Memorandum has the meaning ascribed thereto in the Revolving Credit Agreement.

         "Lender" has the meaning ascribed thereto in the Revolving Credit Agreement.

         "Payment Date" means each date specified in the Revolving Credit Agreement on which interest on the Revolving Loans or any fees, costs, expenses, indemnities or other amounts (excluding repayments of principal) payable under the Revolving Credit Agreement are required to be paid.

         "Pay-Out Period Commencement Date" means, with respect to the Series 2000-1 ARI Certificate, the earliest to occur, prior to the Liquidation Commencement Date, of

         (a)  the Scheduled Pay-Out Commencement Date;

         (b) if no Liquidation Event or an Unmatured Liquidation Event has occurred and continued, the Settlement Date specified in a written notice given by GRC to the Trustee and by the Trustee to the Collateral Agent, as the holder of the Series 2000-1 ARI Certificate, pursuant to Section 4.03(i) of the Pooling and Servicing Agreement as the date on which a full or partial prepayment will commence with respect to the Series 2000-1 ARI Certificate; and

         (c) if a Liquidation Event has occurred, the 10th Business Day after the date on which the Collateral Agent, at the direction of the Required Lenders, votes in favor of causing the commencement of the Liquidation Period as a result of such Liquidation Event, unless such Liquidation Event has been waived in writing by the Collateral Agent, at the direction of the Required Lenders, pursuant to this Agreement and the Pooling and Servicing Agreement.

         "Required Lenders" has the meaning ascribed thereto in the Revolving Credit Agreement.

         "Revolving Commitment" has the meaning ascribed thereto in the Revolving Credit Agreement.

         "Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of September 24, 1993, as amended and restated as of August 16, 2000, among GRC, various financial institutions parties thereto, as the lenders, Bankers Trust Company, as the Facility Agent, and LaSalle Bank National Association, as the Collateral Agent, as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time.

         "Revolving Loans" means loans made pursuant to the Revolving Credit Agreement.


                                                 Series 2000-1 A-RI Supplemental
                                       2                      Issuance Agreement

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         "Revolving Notes" has the meaning ascribed thereto in the Revolving
Credit Agreement.

         "Revolving Percentage" has the meaning ascribed thereto in the Revolving Credit Agreement.

         "Scheduled Pay-Out Commencement Date" means May 1,2005, as such date may be extended from time to time pursuant to the terms hereof.

         "Security Agreement" has the meaning ascribed thereto in the Revolving Credit Agreement.

         "Series 2000-1 ARI Certificate" means the Series 2000-1 ARI Certificate substantially in the form of Exhibit A hereto.

         Summary of Terms has the meaning ascribed thereto in the Revolving Credit Agreement.

         "Supplemental Interest Payments" has the meaning set forth in Section 4.01.

              (c) As long as the Series 2000-1 ARI Certificate is issued and outstanding, the term "Amendment Approval Documents," when used in the Revolving Credit Agreement, the Security Agreement or any of the Revolving Notes or in any Transaction Document shall include the Revolving Credit Agreement and the Security Agreement.

              (d) As long as the Series 2000-1 ARI Certificate is issued and outstanding, the term "Transaction Documents," when used in the Revolving Credit Agreement, the Security Agreement or any of the Revolving Notes or in any Transaction Document shall (i) include the Revolving Credit Agreement, the Security Agreement, the Revolving Notes and all agreements, instruments and documents executed and delivered or to be executed and delivered in connection therewith and (ii) exclude the Series 1993-1 A-RI Supplemental Issuance Agreement and/or the Series 1993-1 A-RI Certificate or any agreement, instrument or document entered into solely in connection with the Series 1993-1A-RI Supplemental Issuance Agreement or the Series 1993-1 A-RI Certificate.

         SECTION 1.02. Incorporation of Terms and Conditions of Pooling and Servicing Agreement. This Agreement hereby incorporates by reference the terms and provisions of the Pooling and Servicing Agreement (including, without limitation, the terms and conditions that are applicable to all series of Class A-RI Certificates) as if such terms and conditions were set forth in full herein. As supplemented by this Agreement, the Pooling and Servicing Agreement is hereby in all respects ratified and confirmed and the Pooling and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same agreement. In the event of any conflict between the terms of this Agreement and the terms of the Pooling and Servicing Agreement or Appendix A thereto, the terms of this Agreement shall control.


                                                Series 2000-1 A-RI Supplemental
                                       3                     Issuance Agreement

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                                   ARTICLE II
                             DESIGNATION; HOLDER OF
                         SERIES 2000-1 A-RI CERTIFICATE

         SECTION 2.01 Designation. There is hereby created a series of Class A-RI Certificates to be issued pursuant to the Pooling and Servicing Agreement and this Agreement and to be known as the "Series 2000-1 A-RI Certificate." Subject to the terms and conditions set forth in Article III, the Trustee shall authenticate and deliver the Series 2000-1 A-RI Certificate to GRC in the manner and at the times specified in Article VI of the Pooling and Servicing Agreement.

         SECTION 2.02 Collateral Agent as Holder. Upon the delivery of the Series 2000-1 A-RI Certificate by the Trustee to GRC, GRC shall deliver the Series 2000-1 A-RI Certificate to the Collateral Agent. The parties hereto hereby acknowledge and agree that the Collateral Agent, as agent for the Lenders, will hold the Series 2000-1 A-RI Certificate as collateral for the obligations of GRC under or in connection with the Revolving Credit Agreement, the Revolving Notes and the Security Agreement. The Lenders shall, subject to the terms and conditions set forth in the Revolving Credit Agreement, provide their respective Revolving Percentages of Revolving Loans to the Facility Agent for delivery to GRC. The Collateral Agent, as the holder of the Series 2000-1 A-RI Certificate, shall be deemed to have provided such funds to GRC in respect of the Series 2000-1 A-RI Certificate pursuant to the terms and subject to the conditions set forth in this Agreement and the Pooling and Servicing Agreement upon GRC's receipt of the funds from the Facility Agent (on behalf of the Lenders). Notwithstanding the fact that GRC is the owner of the Series 2000-1 A-RI Certificate, the Collateral Agent shall exercise, at the direction of the Lenders given pursuant to the Revolving Credit Agreement, all rights with respect to the Series 2000-1 A-RI Certificate (including, without limitation, (i) the right to receive all distributions made on the Series 2000-1 A-RI Certificate pursuant to the Pooling and Servicing Agreement and (ii) the right to vote on all matters on which the Holder of the Series 2000-1 A-RI Certificate is entitled to vote pursuant to the Pooling and Servicing Agreement) as if the Collateral Agent were the legal and beneficial owner of the Series 2000-1 A-RI Certificate. When exercising any such rights, the Collateral Agent shall be deemed to be an Investor Certificateholder for purposes of the Transaction Documents, it being understood that the Collateral Agent shall hold the Series 2000-1 A-RI Certificate for the benefit of each of the Lenders, the Facility Agent and itself as collateral security pursuant to the terms (and subject to the conditions) of the Revolving Credit Agreement and the Security Agreement.

                                  ARTICLE III
                      CONDITIONS TO ISSUANCE OF CERTIFICATE

         SECTION 3.01 Conditions to Issuance. The Trustee will not authenticate the Series 2000-1 A-RI Certificate to be issued hereunder unless each of the following conditions has been satisfied:


                                                 Series 2000-1 A-RI Supplemental
                                       4                     Issuance Agreement


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              (a) The Trustee, as assignee of GRC pursuant to Section 2.01 of the Pooling and Servicing Agreement, shall have received the documentation described in Section 4.1 of the Purchase Agreement and all of such documentation shall comply with the requirements of such Section 4.1;

              (b) The Trustee shall have received written notification from S&P that ultimate payment of principal and timely payment of interest on the Series 2000-1 ARI Certificate to the Collateral Agent for the benefit of the Lenders shall be rated AAA by S&P;

              (c) The Trustee or its agent shall have received, and shall be holding in trust pursuant to the Pooling and Servicing Agreement, the Trust Assets and all documents, instruments and other assets required by the Pooling and Servicing Agreement to be delivered to the Trustee with respect thereto as of the Closing Date;

              (d) GRC shall have (i) caused all UCC financing statements necessary to perfect the interest of the Trustee in the Trust Assets (other than goods located outside the state of Illinois) to be duly filed in the manner required by the laws of each appropriate jurisdiction and performed all other actions required by Sections 2.01, 3.03 and 3.10 of the Pooling and Servicing Agreement to perfect the interest of the Trustee (for the benefit of the Certificateholders) in the Trust Assets and (ii) paid, or caused to be paid, all transfer taxes, documentary stamp taxes and filing fees incurred in connection therewith;

              (e) The Trustee shall have received certified copies of the certificate of incorporation and by-laws of GRC, and of all documents evidencing corporate action taken by the Seller and GRC approving the execution and delivery of the Transaction Documents to which they are parties and the consummation of the transactions contemplated thereby;

              (f) The Trustee shall have received (directly or as assignee of GRC) signature and incumbency certificates executed by the Authorized Officers of the Seller and GRC certifying the identities and signatures of those officers who executed the Transaction Documents to which they are parties;

              (g) The Trustee shall have received evidence that GRC shall have paid or shall have made arrangements for payment of all taxes, fees and governmental charges, if any, due in connection with the execution and delivery of this Agreement and the Pooling and Servicing Agreement, the issuance of the Certificates and the assignment and pledge of the Trust Assets to the Trustee under the Pooling and Servicing Agreement; and

              (h) The Trustee shall have received evidence that the principal of, interest on and all other amounts payable under the Series 1993-1 A-RI Certificates have been paid in full and the Series 1993-1 ARI Certificates have been canceled (or will be canceled contemporaneously with the issuance of the Series 2000-1 A-R1 Certificate) pursuant to the terms of the Pooling and Servicing Agreement.




                                                 Series 2000-1 A-RI Supplemental
                                       5                      Issuance Agreement

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                                   ARTICLE IV
                               PAYMENTS; MATURITY

         SECTION 4.01 Payment of Interest. From (and including) the Certificate Issuance Date, interest will be paid on the outstanding principal of the Series 2000-1 A-RI Certificate in an amount equal to the amount of interest that is required to be paid from time to time on the Revolving Loans pursuant to the Revolving Credit Agreement. In addition, whenever fees, costs, expenses, indemnities or any other amounts (excluding repayments of principal) are required to be paid under the Revolving Credit Agreement (all of the foregoing being herein collectively called the "Supplemental Interest Payments"), additional interest will be paid on the Series 2000-1 A-RI Certificate in an amount equal to the aggregate amount of Supplemental Interest Payments that are then required to be paid pursuant to the Revolving Credit Agreement. The rate of interest on the Series 2000-1 A-RI Certificate shall be a per annum variable rate which, when multiplied by the then Ratable Principal Amount of the Series 2000-1 A-RI Certificate, will result in an amount to be paid as interest that is equal to the sum of (x) the amount of interest, plus (y) the aggregate amount of Supplemental Interest Payments that, in the case of each of the foregoing, are then required to be paid under the Revolving Credit Agreement. Except as expressly provided otherwise in this Agreement, interest on the Series 2000-1 A-RI Certificate (including the Supplement Interest Payments, if applicable) shall accrue on a daily basis for each period from (and including) the preceding Payment Date to (but excluding) the then-current Payment Date and shall be payable on each Payment Date in arrears in the order of priority set forth in
Article V of the Pooling and Servicing Agreement, and shall be paid to the Collateral Agent without set-off or counterclaim.

         SECTION 4.02 Payment of Principal. Except as provided otherwise in this Agreement, principal payments on the Series 2000-1 A-RI Certificate will commence on the Settlement Date (the "First Scheduled Principal Payment Date") that occurs in the month following the Scheduled Pay-Out Commencement Date, and will be made on each subsequent Settlement Date until the principal amount of the Series 2000-1 A-RI Certificate has been paid in full; provided, however, that principal payments with respect to the Series 2000-1 A-RI Certificate may commence prior to the First Scheduled Principal Payment Date if (a) the Liquidation Commencement Date has occurred on an earlier date, or (b) a Pay-Out Period with respect to the Series 2000-1 A-RI Certificate has occurred prior to the First Scheduled Principal Payment Date as a result of the occurrence of one of the events described in clause (b) or (c) of the definition of "Pay-Out Period Commencement Date." Principal payment on the Series 2000-1 A-RI Certificate shall be made in the order of priority set forth in Article V of the Pooling and Servicing Agreement, and shall be paid to the Collateral Agent without set-off or counterclaim.

         SECTION 4.03 Maturity; Extension of Maturity. The stated maturity date of the Series 2000-1 A-RI Certificate is the one year anniversary of the Commitment Termination Date. The stated maturity of the Series 2000-1 A-RI Certificate will be extended if the Scheduled Pay-Out Commencement Date is extended as provided in this Section 4.03 . During the third month prior




                                                 Series 2000-1 A-RI Supplemental
                                       6                      Issuance Agreement
to each anniversary of the Closing Date (commencing on the third anniversary) prior to the occurrence of the earlier of (x) the Scheduled Pay-Out Commencement Date or (y) the Liquidation Commencement Date, GRC may notify the Collateral Agent that GRC wishes to extend the Scheduled Pay-Out Commencement Date by one additional year. If the Scheduled Commitment Termination Date is extended pursuant to Section 3.03 of the Revolving Credit Agreement, then the Collateral Agent will agree to extend the Scheduled Pay-Out Commencement Date for one additional year, and the stated maturity of the Series 2000-1 A-RI Certificate shall also be extended for an additional year.

                                    ARTICLE V
                            CERTAIN MATTERS RELATING
                        TO SERIES 2000-1 A-RI CERTIFICATE

         SECTION 5.01 Class A-RI Initial Invested Amount; Ratable Principal Amount. The initial Invested Amount of the Series 2000-1 A-RI Certificate is $75,000,000. The Ratable Principal Amount of the Series 2000-1 A-RI Certificates is, at any time, the then outstanding principal amount thereof.

         SECTION 5.02 Stated Amount of Series 2000-1 ARI Certificate. (a) The Stated Amount of the Series 2000-1 A-RI Certificate is $125,000,000 (the "Series 2000-1 A-RI Stated Amount"). The Ratable Principal Amount of the Series 2000-1 A-RI Certificate shall at no time exceed the Series 2000-1 A-RI Stated Amount.

         (b) If, at any time, the Revolving Commitment under the Revolving Credit Agreement shall be increased, the Series 2000-1 A-RI Stated Amount shall automatically be increased by a corresponding amount until it equals the amount of the Revolving Commitment. If, at any time, the Revolving Commitment under the Revolving Credit Agreement shall be decreased, the Series 2000-1 A-RI Stated Amount shall automatically be decreased by a corresponding amount until it equals the amount of the Revolving Commitment, as so reduced.

         SECTION 5.03 Increase of the Ratable Principal Amount. (a) If on any day GRC allocates a positive Variable Amount or all or part of the Class A-RF Amount to the Series 2000-1 A-RI Certificate pursuant to Section 4.03(c) of the Pooling and Servicing Agreement, then: (i) the Ratable Principal Amount of the Series 2000-1 A-RI Certificates will be deemed to have been increased by such Variable Amount and/or all or part of the Class A-RF Amount, and (ii) GRC whereupon shall have the right to request the Lenders, in accordance with the procedures set forth in (and subject to the limitations of) the Revolving Credit Agreement, to make Revolving Loans to GRC in an amount not to exceed such Variable Amount and/or all or part of the Class A-RF Amount; provided, however, that GRC shall not be entitled to request the Lenders, and the Lenders shall not be obligated, to make or increase the Revolving Loans during any grace period that has been extended by operation of the first proviso to Section 9.01(a) of the Pooling and Servicing Agreement. GRC may make such a request at any time prior to the earlier of (i) the Liquidation




                                                 Series 2000-1 A-RI Supplemental
                                       7                      Issuance Agreement


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Commencement Date and (ii) the Pay-Out Period Commencement Date. Any Revolving
Loans, if and when made under the Revolving Credit Agreement, shall be deemed to be funds provided by the Collateral Agent, as the holder of the Series 2000-1 A-RI Certificate, to GRC for funding of the Ratable Principal Amount of the Series 2000-1 A-RI under this Agreement.

         Without limiting anything provided in the immediately preceding sentence, each party hereby acknowledges that any increase of the Ratable Principal Amount shall not exceed the sum, if positive, of (a) the Variable Amount on the day on which such increase takes effect (as described hereinafter) and (b) the amount of the Class A-RF Certificate as of the opening of business on such day.

              (b) If the conditions set forth in the Revolving Credit Agreement to making the Revolving Loans requested by GRC shall have been satisfied, the Lenders shall, in accordance with the Revolving Credit Agreement, provide their respective Revolving Percentages of such requested Revolving Loans to the Facility Agent for delivery to GRC. The Collateral Agent, as the holder of the Series 2000-1 A-RI Certificate, shall be deemed to have provided such funds to GRC in order to fund, or to effect an increase in, the Ratable Principal Amount of the Series 2000-1 A-RI Certificate pursuant to the terms and subject to the conditions set forth in this Agreement and the Pooling and Servicing Agreement upon GRC's receipt of such funds from the Facility Agent (on behalf of the Lenders). The outstanding Ratable Principal Amount of the Series 2000-1 A-RI Certificate shall be increased, on the Business Day on which GRC receives immediately available funds from the Facility Agent on behalf of the Lenders, by the amount of funds that GRC receives on such day from the Facility Agent.

         SECTION 5.04 Decrease of the Ratable Principal Amount. (a) If on any day GRC allocates a negative Variable Amount to the Series 2000-1 A-RI Certificate pursuant to Section 4.03(c) of the Pooling and Servicing Agreement, the Ratable Principal Amount of the Series 2000-1 A-RI Certificate shall be automatically decreased by the absolute value of such negative amount. If, as a result of such decrease, the amount funded under the Series 2000-1 A-RI Certificate shall exceed the Ratable Principal Amount (as so decreased) of the Series 2000-1 A-RI Certificate, GRC shall immediately pay or cause to be paid to the Collateral Agent, as the holder of the Series 2000-1 A-RI Certificate, an amount equal to such excess pursuant to the Third or Fifth (as applicable) priorities set forth in Section 4.03(f) of the Pooling and Servicing Agreement.

         (b) At any time when GRC is required to reduce the Ratable Principal Amount of the Series 2000-1 A-RI Certificate pursuant to Section 2.03(b) of the Revolving Credit Agreement and to make a corresponding payment to the Facility Agent (to reimburse the Facility Agent for a mistaken funding), GRC shall effect a reduction in the Ratable Principal Amount of the Series 2000-1 A-RI Certificate pursuant to Section 4.03(c) of the Pooling and Servicing Agreement by causing funds to be paid to the Collateral Agent, as the holder of the Series 2000-1 A-RI Certificate (as provided in Section 2.02), pursuant to clause Third or Seventh (as applicable) of Section 4.03(f) of the Pooling and Servicing Agreement in an amount equal to the amount of the reduction calculated




                                                Series 2000-1 A-RI Supplemental
                                       8                     Issuance Agreement
pursuant to Section 2.03(b) of the Revolving Credit Agreement. If there is a shortfall in the amount of Collections available for such purpose and GRC used the proceeds of such funding to pay to Gaylord the Purchase Price for new Receivables or amounts owed on the GRC Note, Gaylord shall immediately pay to GRC an amount equal to such shortfall.

              (c) At any time when the Series 2000-1 A-RI Stated Amount is reduced pursuant to Section 5.02(b), GRC shall, contemporaneously therewith, effect a reduction in the Ratable Principal Amount of the Series 2000-1 A-RI Certificate pursuant to Section 4.03(c) of the Pooling and Servicing Agreement, to the extent that such Ratable Principal Amount then exceeds the Series 2000-1 A-RI Stated Amount as so reduced, by causing funds to be paid to the Collateral Agent, as the holder of the Series 2000-1 A-RI Certificate (as provided in Section 2.02), pursuant to clause Third or Seventh (as applicable) of Section 4.03(f) of the Pooling and Servicing Agreement until the Ratable Principal Amount of the Series 2000-1 A-RI Certificate equals the Series 2000-1 A-RI Stated Amount as so reduced.

              (d) Notwithstanding anything to the contrary in the Pooling and Servicing Agreement, any reduction that GRC effects in the Ratable Principal Amount of the Series 2000-1 A-RI Certificate by means of an allocation that GRC directs the Servicer to make pursuant to Section 4.03(c) of the Pooling and Servicing Agreement, other than any such reduction that is described above in
Section 5.04(b), shall be in a minimum amount of $1,000,000 and in increments of $100,000 in excess thereof.

              (e) The amount of interest to be paid to the Collateral Agent, as the holder of the Series 2000-1 A-RI Certificate (pursuant to Section 2.02), upon any reduction of all or part of the outstanding Ratable Principal Amount of the Series 2000-1 A-RI Certificate shall include interest accrued on the amount of such reduction to the date on which such reduction is to be made.

         SECTION 5.05 Restrictions on Issuance of Certain Additional Series of Investor Certificates. GRC and the Trustee hereby agree that, at any time when the Series 2000-1 A-RI Certificate is issued and outstanding, it will be the only issued and outstanding Class A-RI Certificate.

                                   ARTICLE VI
                                 MISCELLANEOUS

         SECTION 6.01 Govering Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         SECTION 6.02 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which




                                                 Series 2000-1 A-RI Supplemental
                                       9                      Issuance Agreement
when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

          SECTION 6.03 Effect of Unenforceable Provisions. If any provision hereof shall be invalid, illegal or unenforceable in any jurisdiction, the remaining provisions shall continue to be valid and enforceable and such provision shall continue to be valid and enforceable in any other jurisdiction.

          SECTION 6.04 Reporting Requirements. Notwithstanding any provision in the Pooling and Servicing Agreement to the contrary, the Trustee shall provide to the Collateral Agent, as the holder of the Series 2000-1 A-RI Certificate, copies of all reports, certificates, notices and other documents that the Trustee receives from the Servicer, GRC or any GCC Person pursuant to the Pooling and Servicing Agreement and the other Transaction Documents except (a) documents relating to the designation or termination of any Bank Accounts or Account Banks pursuant to Section 3.03(c) of the Pooling and Servicing Agreement, (b) file-stamped copies and receipts delivered to the Trustee pursuant to Section 3.10(a) of the Pooling and Servicing Agreement, (c) notices provided to the Trustee pursuant to Section 4.04 of the Pooling and Servicing Agreement, (d) requests from the Servicer that are delivered to the Trustee pursuant to Section 6.07 of the Pooling and Servicing Agreement and (e) documents relating to the names and addresses of Account Banks or the account numbers of Bank Accounts that are delivered to the Trustee pursuant to
Section 7.01(k) of the Pooling and Servicing Agreement. The Trustee shall deliver each such report, certificate, notice or document (as applicable) that is required to be delivered pursuant to the preceding sentence to the Collateral Agent, as the holder of the Series 2000-1 A-RI Certificate, promptly after the Trustee receives such report, certificate, notice or document (as applicable) and without any request being made therefor by the Collateral Agent, in its capacity as such holder. In addition, the Trustee shall deliver to the Collateral Agent, as the holder of the Series 2000-1 A-RI Certificate, or S&P any or all of the items described above in clauses (a) through (e) promptly after the Collateral Agent or S&P (as applicable) requests any or all such items (as the case may be) in writing. The Trustee shall also give the Collateral Agent and S&P prompt notice of the appointment of a Successor Servicer pursuant to Section 3.01(d) of the Pooling and Servicing Agreement.

          SECTION 6.05 Accuracy of Information Memorandum. GRC and Gaylord hereby represent and warrant that, as of August 16, 2000 (or if any information contained therein relates to an earlier date, as of such earlier date), the Confidential Information Memorandum (excluding Section V thereof and Exhibit IV thereto) dated July, 2000, as supplemented by the Summary of Terms which relates to the transactions contemplated by the Revolving Credit Agreement and which has been provided to the Lenders, does not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements therein not misleading, in each case in light of the circumstances under which such statements were made.

          SECTION 6.06 Liens on Transferred Assets. Gaylord agrees that it shall not grant a lien to any Person on any of its assets the proceeds of which give rise to, or constitute, Transferred


                                                 Series 2000-1 A-RI Supplemental
                                       10                     Issuance Agreement

Assets unless either of the following conditions is satisfied: (i) the holder of such lien shall have released or waived any claim it may have on the Transferred Assets or (ii) all of the Lenders shall have consented to such lien in writing.

          SECTION 6.07 Third-Party Beneficiaries. Each of the parties hereto acknowledges and agrees that each of the Lenders is a third party beneficiary of the representation and warranty made by GRC and Gaylord in Section 6.05 and of the covenant of Gaylord in Section 6.06. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly provided otherwise in the first sentence of this Section 6.07, nothing contained in this Agreement shall confer any rights upon any Person which is not a party to, or a permitted assignee of a party to, this Agreement or the Revolving Credit Agreement.

                            [SIGNATURE PAGES FOLLOW]




                                                 Series 2000-1 A-RI Supplemental
                                       11                     Issuance Agreement

          IN WITNESS WHEREOF, GRC, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   GAYLORD RECEIVABLES CORPORATION,
                                    as Transferor


                                   By:
                                     ------------------------------------------
                                       Name:
                                       Title:
                                       Address:     1013 Centre Road
                                                    Wilmington, Delaware  19805
                                       Attention:   Catherine A. Curran
                                                    Treasurer
                                       Telephone:   (302) 636-5400
                                       Facsimile:   (302) 636-5454

                                       A copy of each notice shall be sent to:

                                       Gaylord Receivables Corporation
                                       500 Lake Cook Road
                                       Suite 400
                                       Deerfield, Illinois  60015

                                       Attention:   Catherine A. Curran
                                                    Treasurer and Assistant
                                                    Secretary
                                       Telephone:   (847) 405-5614
                                       Facsimile:   (847) 405-5586

                                       Kirkland & Ellis
                                       200 East Randolph Drive
                                       Chicago, Illinois  60601
                                       Attention: Jeffrey S. O'Connor



                                                 Series 2000-1 A-RI Supplemental
                                       S-1                    Issuance Agreement

                                   GAYLORD CONTAINER CORPORATION,
                                   individually and as Servicer


                                   By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                   Address:     500 Lake Cook Road
                                                Suite 400
                                                Deerfield, Illinois 60015
                                   Attention:   Jeffrey B. Park
                                                Vice President, Finance
                                   Telephone:   (847) 405-5572
                                   Facsimile:   (847) 405-5585





                                                 Series 2000-1 A-RI Supplemental
                                       S-2                    Issuance Agreement

                                   MANUFACTURERS AND TRADERS TRUST
                                   COMPANY, as Trustee


                                   By:
                                      -----------------------------------------
                                       Name:
                                       Title:
                                   Address:     One M&T Plaza
                                                Buffalo, New York 14203

                                   Attention:   Corporate Trust Department
                                   Telephone:   (716) 842-5602
                                   Facsimile:   (716) 842-4474



                                                 Series 2000-1 A-RI Supplemental
                                       S-3                    Issuance Agreement